                                                                    Exhibit 10.4


                             ASCENT PEDIATRICS, INC.



                               MAXIMUM $40,000,000
                  7.5% CONVERTIBLE SUBORDINATED NOTES DUE 2005


                                 LOAN AGREEMENT

                             DATE: FEBRUARY 16, 1999

                                TABLE OF CONTENTS

                                                                                                                     Page

ARTICLE I
         DEFINITIONS AND INCORPORATION BY REFERENCE...............................................................     1
         1.1      DEFINITIONS.....................................................................................     1
         1.2      RULES OF CONSTRUCTION..........................................................................     10

ARTICLE II
         AMOUNT AND TERMS OF SECURITIES..........................................................................     11
         2.1      COMMITMENT TO LEND; LOANS......................................................................     11
         2.2      EVIDENCE OF DEBT...............................................................................     11
         2.3      MAKING OF LOANS................................................................................     12
         2.4      INTEREST AND PRINCIPAL PAYMENTS................................................................     12
         2.5      MANDATORY PREPAYMENT UPON CHANGE IN CONTROL....................................................     13
         2.6      LENDER DISCRETIONARY BORROWING UNDER NOTE......................................................     14
         2.7      OPTIONAL PREPAYMENT............................................................................     14

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................     14
         3.1      ORGANIZATION AND EXISTENCE, ETC................................................................     14
         3.2      SUBSIDIARIES...................................................................................     15
         3.3      CAPITALIZATION.................................................................................     15
         3.4      AUTHORIZATION; BINDING OBLIGATIONS.............................................................     15
         3.5      COMPLIANCE WITH INSTRUMENTS, ETC...............................................................     16
         3.6      LITIGATION.....................................................................................     17
         3.7      FINANCIAL STATEMENTS; TAXES....................................................................     17
         3.8      OFFERING.......................................................................................     18
         3.9      PERMITS; GOVERNMENTAL AND OTHER APPROVALS......................................................     18
         3.10     SALES REPRESENTATIVES, CUSTOMERS AND KEY EMPLOYEES.............................................     18
         3.11     INTELLECTUAL PROPERTY..........................................................................     19
         3.12     FORM 10-K AND 10-Q.............................................................................     20
         3.13     REGULATORY STATUS..............................................................................     20
         3.14     REGISTRATION RIGHTS............................................................................     20
         3.15     NO RELATIONSHIP BETWEEN PARTIES................................................................     20
         3.16     ORDINARY COURSE................................................................................     21
         3.17     NO FINDERS.....................................................................................     21

ARTICLE IV
         CONDITIONS OF OBLIGATIONS OF THE LENDER.................................................................     21
         4.1      CONDITIONS TO LENDER'S OBLIGATIONS ON THE FIRST LOAN DATE......................................     21

         4.2      CONDITIONS TO LENDER'S OBLIGATIONS TO MAKE THE FIRST UNRESTRICTED LOAN.........................   23
         4.3      CONDITIONS PRECEDENT TO EACH LOAN..............................................................   24
         4.4      COOPERATION....................................................................................   24

ARTICLE V
         CONDITIONS OF OBLIGATIONS OF THE COMPANY................................................................   25
         5.1      COMPANY'S OBLIGATION...........................................................................   25
         5.2      COOPERATION....................................................................................   25

ARTICLE VI
         AFFIRMATIVE COVENANTS OF THE COMPANY....................................................................   25
         6.1      REPORTS........................................................................................   25
         6.2      ACCOUNTS AND RECORDS...........................................................................   27
         6.3      INSPECTION.....................................................................................   27
         6.4      INDEPENDENT ACCOUNTANTS........................................................................   27
         6.5      BOARD MEMBERS AND MEETINGS.....................................................................   27
         6.6      USE OF PROCEEDS................................................................................   28
         6.7      INSURANCE......................................................................................   28
         6.8      RESEARCH AND DEVELOPMENT.......................................................................   28
         6.9      FURTHER ASSURANCES.............................................................................   28
         6.10     TERMINATION....................................................................................   28

ARTICLE VII
         NEGATIVE COVENANTS......................................................................................   29
         7.1      BORROWED MONEY INDEBTEDNESS....................................................................   29
         7.2      LIENS..........................................................................................   30
         7.3      CONTINGENT LIABILITIES.........................................................................   30
         7.4      MERGERS, CONSOLIDATIONS AND DISPOSITIONS AND ACQUISITIONS OF ASSETS............................   30
         7.5      REDEMPTION, DIVIDENDS AND DISTRIBUTIONS........................................................   31
         7.6      NATURE OF BUSINESS.............................................................................   31
         7.7      TRANSACTIONS WITH RELATED PARTIES..............................................................   31
         7.8      LOANS AND INVESTMENTS..........................................................................   31
         7.9      ORGANIZATIONAL DOCUMENTS.......................................................................   32
         7.10     LEASE EXPENSES; PURCHASE MONEY INDEBTEDNESS....................................................   32
         7.11     SALE/LEASEBACKS................................................................................   32
         7.12     ISSUANCE OF STOCK..............................................................................   32
         7.13     SUBSIDIARIES...................................................................................   32
         7.14     TERMINATION....................................................................................   32

ARTICLE VIII
         DEFAULTS AND REMEDIES...................................................................................   33
         8.1      EVENTS OF DEFAULT..............................................................................   33
         8.2      ACCELERATION...................................................................................   34
         8.3      OTHER REMEDIES.................................................................................   34
         8.4      WAIVER OF PAST DEFAULTS........................................................................   35

ARTICLE IX
         CONVERSION..............................................................................................   35
         9.1      RIGHT OF CONVERSION............................................................................   35
         9.2      CONVERSION PRICE...............................................................................   35
         9.3      EXERCISE OF CONVERSION RIGHT...................................................................   35
         9.4      PROVISIONS IN CASE OF MERGER, ETC..............................................................   36
         9.5      TAXES ON CONVERSION............................................................................   36
         9.6      COMPANY TO PROVIDE STOCK.......................................................................   36
         9.7      REQUIRED ANTITRUST APPROVAL....................................................................   36

ARTICLE X
         SUBORDINATION...........................................................................................   37
         10.1     AGREEMENT TO SUBORDINATE.......................................................................   37

ARTICLE XI
         RESTRICTIONS ON TRANSFER................................................................................   37
         11.1     SECURITIES LAWS RESTRICTIONS ON TRANSFER.......................................................   37
         11.2     RESTRICTIVE LEGEND.............................................................................   37
         11.3     REGISTRATION RIGHTS AGREEMENT..................................................................   38
         11.4     ADDITIONAL RESTRICTIONS........................................................................   38

ARTICLE XII
         AMENDMENT, SUPPLEMENT AND WAIVER........................................................................   39
         12.1     WITH CONSENT OF HOLDERS OF THE NOTE............................................................   39

ARTICLE XIII
         MISCELLANEOUS...........................................................................................   40
         13.1     NOTICES........................................................................................   40
         13.2     DUPLICATE ORIGINALS............................................................................   41
         13.3     GOVERNING LAW..................................................................................   41
         13.4     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..................................................   41
         13.5     SUCCESSORS AND ASSIGNS.........................................................................   41
         13.6     SEPARABILITY...................................................................................   41
         13.7     HEADINGS, ETC..................................................................................   41
         13.8     CONFIDENTIALITY................................................................................   41
         13.9     PARENT GUARANTEE...............................................................................   42

         LOAN AGREEMENT (the "Agreement") dated as of February 16, 1999 among ASCENT PEDIATRICS, Inc., a Delaware corporation (the "Company"), Alpharma USPD Inc., a Maryland corporation (the "Lender"), and Alpharma Inc., a Delaware corporation (the "Parent").

         WHEREAS, the Lender has agreed to loan to the Company an aggregate of up to $40 million from time to time upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:


                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.1      DEFINITIONS.

         "Affiliate" shall have the meaning ascribed to it in Rule 405 promulgated under the Securities Act.

         "Alpharma Director" has the meaning set forth in Section 6.5(a) of this Agreement.

         "Ancillary Agreements" shall mean the Depositary Agreement, the Master Agreement, the Merger Agreement and the Registration Rights Agreement.

         "Approved Accounting Firm" shall have the meaning set forth in Section 6.1(a) of this Agreement.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Board of Directors" means the Board of Directors of the Company or any committee of the Board authorized to act for it hereunder.

         "Borrowed Money Indebtedness" means, with respect to any Person, without duplication:

                           (a) all obligations of such Person for borrowed
                  money;

                           (b) all obligations of such Person evidenced by
                  bonds, debentures, notes or similar instruments;

                           (c) all obligations of such Person under conditional
                  sale or other title retention agreements relating to Property purchased by such Person;

                           (d) all obligations of such Person issued or assumed
                  as the deferred purchase price of Property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies and deferred payment for services to employees and former employees incurred in the ordinary course of such Person's business);

                           (e) all capital lease obligations;

                           (f) all obligations of others secured by any Lien on
                  Property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

                           (g) all outstanding letters of credit, surety bonds
                  and currency swap or similar agreements issued for the account of such Person; and

                           (h) all guarantees of such Person for obligations of
                  the type described above.

         "Business Day" means any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to be closed in Boston, Massachusetts, New York, New York or in any other city in which the Depositary's Office (as defined in the Depositary Agreement) is located.

         "Call Option" has the meaning set forth in the Depositary Agreement.

         "Capital Stock" means any and all shares, interests, participations or other equivalents of or interests in (however designated) equity of the Company, including any preferred stock, but excluding any debt securities convertible into such equity prior to such conversion.

         "Change in Control" of the Company means:

                           (a) the acquisition by any Person or "group" within
                  the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries which acquires beneficial ownership of voting securities of the Company, or the Lender or its Affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the aggregate voting power of all classes of outstanding Voting Capital Stock that are then outstanding or that are issuable upon the conversion or exercise of convertible securities, options, warrants or rights of the Company that are then outstanding; provided that any voting securities acquired directly from the Company by an underwriter of the Company as part of an underwritten public offering of Capital Stock of the Company shall not be deemed to be beneficially owned by such underwriter for purposes of determining whether a Change in Control has occurred;

                           (b) Persons who, as of the Closing Date constitute
                  all of the Non- Alpharma Directors (the "Non-Alpharma Incumbent Directors") cease for any reason to constitute at least a majority of the Non-Alpharma Directors then in office, provided that any Person becoming a director subsequent to the Closing Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Non-Alpharma Incumbent Directors shall be considered as though such Person were one of the Non- Alpharma Incumbent Directors as of the Closing Date, provided, however, that there shall be excluded from this clause (b) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board of Directors;

                           (c) the consummation of a reorganization, merger or
                  consolidation involving the Company, if the stockholders of the Company beneficially owning 100% of the aggregate voting power of all classes of Voting Capital Stock that are then outstanding or that are issuable upon conversion or exercise of convertible securities, options, warrants or rights that are then outstanding immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, beneficially own more than 50% of the aggregate voting power of all classes of Voting Capital Stock that are then outstanding or issuable upon conversion or exercise of convertible securities, options, warrants or rights that are then outstanding; or

                           (d) a liquidation or dissolution of the Company
                  (other than pursuant to the United States Bankruptcy Code) or the conveyance, transfer or leasing of all or substantially all of the assets of the Company to any Person.

         "Closing Date" has the meaning set forth in the Master Agreement.

         "Common Stock" means (i) prior to the Effective Time, the Old Common Stock, and (ii) at and after the Effective Time, the New Common Stock.

         "Company" means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor to such party.

         "Company Intellectual Property" has the meaning set forth in Section 3.11(a) of this Agreement.

         "Conversion Date" has the meaning set forth in Section 9.3 of this Agreement.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default (as defined in Article VIII of this Agreement).

         "Depositary Agreement" means the Depositary Agreement dated as of the date hereof by and among the Company, the Lender and State Street Bank and Trust Company, as Depositary.

         "Depositary Share" has the meaning set forth in the Merger Agreement.

         "Derivative Securities" has the meaning set forth in Section 3.3(a) of this Agreement.

         "Effective Time" has the meaning set forth in the Merger Agreement.

         "Encumbrance" has the meaning set forth in Section 3.4(a) of this Agreement.

         "Event of Default" has the meaning set forth in Section 8.1 of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FDA" means the United States Food and Drug Administration.

         "Financial Statements" has the meaning set forth in Section 3.7(a) of this Agreement.

         "First Loan" has the meaning set forth in Section 2.3 of this Agreement.

         "First Loan Date" has the meaning set forth in Section 2.3 of this Agreement.

         "GAAP" means U.S. generally accepted accounting principles as in effect from time to time.

         "Historical Financial Statements" has the meaning set forth in Section 3.7(a) of this Agreement.

         "Holder" means the Lender and any other Person to whom all or a portion of the Note is transferred in accordance with Article XI of this Agreement.

         "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

         "Impairment Event" means (i) the existence of a Negative Equity Position, provided, however, that notwithstanding the requirements of GAAP, any amounts outstanding under the 8% Subordinated Notes and any amounts outstanding under any debt securities issued upon conversion or exchange of the Series G Preferred shall be considered to be equity for purposes of this clause only; (ii) the occurrence of an event which would make it reasonably probable that the Company's operating income as defined by GAAP for the 2001 fiscal year will be less than the amount set forth on Schedule I hereto; or (iii) the occurrence of an event described in Section 8.1(i) or (j) hereof.

         "Indebtedness" means and includes:

                           (a) all items which in accordance with GAAP would be
                  included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus reserves and deferred credits);

                           (b) all guaranties, letter of credit, contingent
                  reimbursement obligations and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others; and

                           (c) all indebtedness secured by any Lien existing on
                  any interest of the Person with respect to which indebtedness is being determined in Property owned subject to such Lien whether or not the indebtedness secured thereby shall been assumed.

         "Intellectual Property" has the meaning set forth in Section 3.11(a) of this Agreement.

         "Investment" means the purchase or other acquisition of any Indebtedness of, or the making of any loan, advance or capital contribution to, or the incurring of any liability, contingent or otherwise, in respect of the Indebtedness of, any Person.

         "Lien" means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

         "Loan" means any borrowing by the Company from the Lender of up to a maximum principal amount of $40,000,000 pursuant to Section 2.1 and the other terms and conditions of this Agreement.

         "Loan Date" has the meaning set forth in Section 2.3 of this Agreement.

         "Master Agreement" means the Master Agreement dated as of the date hereof by and between the Company and the Lender.

         "Material Adverse Effect" means, when used in connection with the Company, any development, change or effect that is materially adverse to the business, Properties

         (including, without limitation, Intellectual Property), assets, net worth, financial condition, results of operations or future prospects (including, without limitation, future equity value) of the Company and its Subsidiaries taken as a whole.

         "May 1998 Securities Purchase Agreement" means the Series G Securities Purchase Agreement dated as of May 13, 1998 by and among the Company and the Purchasers named in Schedule I thereto.

         "Merger" means the merger of Merger Sub with and into the Company pursuant to the Merger Agreement.

         "Merger Agreement" means the Agreement and Plan of Merger dated as of the date hereof by and between the Company and Bird Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub").

         "Merger Sub" has the meaning set forth in the definition of Merger Agreement.

         "Negative Equity Position" means the existence of a stockholders' deficit on the Company's balance sheet, determined in accordance with GAAP, as of the last day of any monthly fiscal period.

         "New Common Stock" has the meaning set forth in the Depositary
         Agreement.

         "Non-Alpharma Directors" has the meaning set forth in the Depositary Agreement.

         "Note" means the note to be issued by the Company to the Lender pursuant to Section 2.2(a) of this Agreement, substantially in the form attached hereto as Exhibit A, evidencing the maximum principal amount of the Loans; provided however, that in the event that the Lender exchanges all or a portion of the Note for one or more Notes in accordance with Section 2.2(c) of this Agreement or transfer all or a portion of the Note in accordance with Article XI, all references to the Note in this Agreement shall be deemed to include the Notes issued by the Company upon such exchange or transfer.

         "Note Conversion Shares" has the meaning set forth in Section 3.4(b) of this Agreement.

         "Notice of Borrowing" has the meaning set forth in Section 2.3 of this Agreement.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

         "Old Common Stock" has the meaning set forth in the Depositary
         Agreement.

         "Option Determination Date" has the meaning set forth in the Depositary Agreement.

         "Option Expiration Date" has the meaning set forth in the Depositary Agreement.

         "Permitted Investments" means:

                           (a) readily marketable securities issued or fully
                  guaranteed by the United States of America with maturities of not more than one year;

                           (b) commercial paper rated "Prime 1" by Moody's
                  Investors Services, Inc. or "A-1" by Standard and Poor's Rating Services with maturities of not more than 180 days;

                           (c) certificates of deposit or repurchase obligations
                  issued by any bank organized under the laws of the United States of America or any state thereof having capital surplus of at least $100,000,000 or by any other financial institution acceptable to the Requisite Holders, all of the foregoing not having a maturity of more than one year from the date of issuance thereof; and

                           (d) other Investments not exceeding, in the
                  aggregate, $50,000 in any fiscal year.

         "Permitted Liens" means each of the following:

                           (a) artisans' or mechanics' Liens arising in the
                  ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor;

                           (b) Liens in effect on the First Loan Date and
                  disclosed to the Lender in the Financial Statements, provided that neither the Borrowed Money Indebtedness secured thereby nor the Property covered thereby shall increase after the First Loan Date without the prior written consent of the Requisite Holders, provided that, for purposes of this clause
                  (b), the accrual of interest on such Borrowed Money Indebtedness, so long as it is not converted to principal, shall not be deemed to increase such Borrowed Money Indebtedness;

                           (c) normal encumbrances and restrictions on title
                  which do not secure Borrowed Money Indebtedness and which do not have a material adverse affect on the value or utility of the applicable Property;

                           (d) Liens incurred or deposits made in the ordinary
                  course of business (i) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (ii) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, but not, in any of the cases specified in this clause (ii), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase of Property;

                           (e) Liens in connection with or to secure Borrowed
                  Money Indebtedness permitted under Section 7.1(c);

                           (f) attachments, judgments and other similar Liens
                  arising in connection with the court proceedings, provided that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserve made therefor in accordance with GAAP;

                           (g) Liens imposed by law, such as carriers',
                  warehousemen's, mechanics', materialmen's and vendors' liens incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP;

                           (h) zoning restrictions, easements, licenses,
                  reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present use or value of Property subject to any such restriction or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, if any;

                           (i) Liens securing purchase money Indebtedness
                  permitted under Section 7.1 hereof and covering only the Property so purchased;

                           (j) capital leases and sale/leaseback transactions
                  permitted under the other provisions of this Agreement; and

                           (k) extensions, renewals and replacements of Liens
                  referred to in paragraphs (a) through (j) of this Section; provided that any such extension, renewal or replacement Lien shall be limited to the Property or assets (and, in the case of clause (e), categories of Property or assets) covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced.

         "Person" means any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

         "Project" means (i) the acquisition of all or a substantial part of the stock or assets of any Person engaged in the development, manufacture or sale of pharmaceuticals or other health care products principally for the pediatric market; (ii) the acquisition of a product or product line from, or the acquisition of the right to manufacture, distribute or sell any product or product line of any Person, in each case with applications in the pediatric pharmaceutical or pediatric health care market; or (iii) R&D Project.

         "Project Loans" has the meaning set forth in Section 2.1.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         "R&D Project" means any project for the research and development of products or processes related to pediatric pharmaceuticals.

         "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Lender dated as of the date hereof.

         "Requisite Holders" means Holders of more than 50% of the aggregate principal amount of the Note outstanding at any time.

         "Screened Project" means a Project that meets the criteria set forth on
         Schedule II hereto.

         "Screened Project Loans" has the meaning set forth in Section 2.1.

         "Screened Project Indebtedness" means Borrowed Money Indebtedness (other than Loans under this Agreement) incurred for the purpose of funding a Screened Project.

         "SEC" means the United States Securities and Exchange Commission.

         "Second Amendment" means the Second Amendment to the May 1998 Securities Purchase Agreement.

         "Securities" means the Note and the Note Conversion Shares.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series G Preferred" means the Series G Convertible Exchangeable Preferred Stock of the Company.

         "Subordination Agreement" means the Subordination Agreement dated the date hereof by and among the Company, the Lender and the Original Lenders (as defined therein).

         "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

         "Top-Off Notice" has the meaning set forth in Section 2.6 of this Agreement.

         The term "to the knowledge of" or derivatives thereof shall mean the actual knowledge of the Chief Executive Officer or the Vice President, Finance of the Company.

         "Type," when referring to a Loan, indicates whether such Loan is the First Loan, an Unrestricted Loan, a Project Loan or a Screened Project Loan.

         "Unrestricted Loans" means one or more Loans made on or after the Closing Date in an aggregate principal amount not to exceed $8,000,000.

         "Voting Capital Stock" means the Capital Stock entitled to vote generally in the election of directors.

         "1934 Act Filings" means the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997, the Quarterly Reports of the Company on Form 10-Q for each of the three months ended March 31, 1998, June 30, 1998 and September 30, 1998 and any other reports or other documents filed by the Company with the SEC since December 31, 1997 pursuant to the Exchange Act.

         "1998 Financial Statements" has the meaning set forth in Section 3.7(a) of this Agreement.

         "1999 Financial Statements" has the meaning set forth in Section 3.7(a) of this Agreement.

         "8% Subordinated Notes" means the Company's 8% Subordinated Notes in the aggregate principal amount of $9,000,000 issued pursuant to the May 1998 Securities Purchase Agreement.

1.2      RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  a.       a term has the meaning assigned to it;

                  b. an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  c.       "or" is not exclusive;

                  d. words in the singular include the plural and in the plural include the singular;

                  e. provisions apply to successive events and transactions; and

                  f. "herein", "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II
                         AMOUNT AND TERMS OF SECURITIES

2.1 COMMITMENT TO LEND; LOANS. On the terms and subject to the conditions contained in this Agreement (including, without limitation, Section 2.3(b) of this Agreement), the Lender agrees to make one or more Loans to the Company from time to time on any Business Day on or prior to December 31, 2001. Such Loans shall consist of (i) the First Loan, (ii) the Unrestricted Loans, (iii) Loans in addition to those referred to in clauses (i) and (ii) in the maximum principal amount of $8,000,000 ("Project Loans") and (iv) Loans in addition to those referred to in clauses (i), (ii) and (iii) in the maximum principal amount of $20,000,000 ("Screened Project Loans"). The maximum principal amount of Loans outstanding at any time shall not exceed $4,000,000 prior to the Closing Date and $40,000,000 at any time thereafter. On the terms and subject to the conditions contained in this Agreement, on or prior to December 31, 2001 amounts repaid pursuant to the first sentence of
         Section 2.4(b) may be reborrowed by the Company and, if reborrowed, (A) shall be deemed to be a Loan of the same Type as the Loan that was repaid, if the aggregate amount of Loans made pursuant to this Agreement at the time of such reborrowing (whether or not repaid) is less than $20,000,000 and (B) shall be deemed to be a Screened Project Loan, in all other cases. The Lender shall (i) have no obligation to make more than one Loan in any one calendar month and (ii) have no obligation to make any Loans to the Company after December 31, 2001.

2.2      EVIDENCE OF DEBT.

         (a) On the First Loan Date, Lender shall receive from the Company the Note evidencing the maximum aggregate principal amount of the Loans.

         (b) There shall be attached to the Note, and maintained by the Company, a register in which the Company shall, from time to time, record (i) the date, amount and

                  Type of each Loan under the Note, (ii) the date and amount of any interest payments due under the Note and (iii) the date and amount of any principal and interest payments made by the Company under the Note. The entries made in the register by the Company shall be conclusive and binding for all purposes, absent manifest error.

         (c) At any time after the Option Expiration Date, the Lender may, at its option, exchange the Note for one or more Notes of like tenor, in such denominations as the Lender may determine, payable to the order of the Lender evidencing in the aggregate the principal amount of Loans outstanding on such date; provided that the Lender may not transfer the Note or any portion of the Note except in accordance with Article XI of this Agreement.

2.3      MAKING OF LOANS.

         (a) The Lender agrees to make each Loan upon receipt of a notice of borrowing in the form of Exhibit B (a "Notice of Borrowing") specifying the amount of the proposed Loan given by the Company to the Lender not later than 10:00 am (New York time) on the tenth Business Day prior to the date of the proposed Loan, except with respect to the first Loan hereunder which shall be in the principal amount of $4,000,000 (the "First Loan") and which shall be made by the Lender to the Company on the third Business Day after the date hereof (the "First Loan Date") and shall be made without any requirement that the Company deliver a Notice of Borrowing. Subject to the terms and conditions of this Agreement, upon the date of a proposed Loan (a "Loan Date"), the Lender shall make available for the account of the Company in accordance with the bank wire instructions contained in such Notice of Borrowing, immediately available funds in the amount of the Loan. Each Loan shall be in an aggregate amount of not less than $1,000,000 or a multiple of $500,000 in excess thereof. Each Notice of Borrowing shall be irrevocable and binding upon the Company. The Company shall indemnify the Lender against any loss, cost or expense including, without limitation, the cost of Lender funds on its credit facilities, incurred by the Lender if a proposed Loan requested in a Notice of Borrowing (other than any Notice of Borrowing delivered pursuant to Section 2.6) is not made by the Lender because the conditions precedent to such Loan as set forth in Section 4.1, 4.2 or 4.3 of this Agreement were not satisfied or waived.

         (b) Each Notice of Borrowing shall describe the proposed use of proceeds, and shall provide sufficient information (including a description of any Project, if applicable) to allow the Lender to reasonably determine that the proceeds of the requested Loan will be used as required by Section 6.6. The Lender shall have the reasonable opportunity to review information (including without limitation the Company's financial projections) related to any Screened Project proposed in a

                  Notice of Borrowing and to discuss the proposed use of proceeds with the Company.

2.4      INTEREST AND PRINCIPAL PAYMENTS.

         (a) The Company shall pay interest on the unpaid principal amount of each Loan from the date of the making thereof until the principal amount thereof shall be paid in full at a rate of 7.5% per annum. Interest shall be due and payable by the Company with respect to each Loan quarterly, in arrears on the last Business Day of each calendar quarter. All amounts paid shall first be applied to any accrued but unpaid interest. All payments required to be made by the Company under this Agreement shall be paid to the Lender to an account of the Lender designated to the Company in writing.

         (b) On or prior to June 30, 2001, the Company may repay all or a portion of the outstanding principal amount of the Note in its sole discretion (by approval of the Non-Alpharma Directors) on no more than one occasion in each calendar quarter on the last Business Day of such calendar quarter. Subject to the terms and conditions of this Agreement, amounts so repaid may be reborrowed pursuant to Section 2.1 on or prior to December 31, 2001. The Company shall repay the aggregate principal amount of the Note outstanding as of December 31, 2001 in accordance with the following schedule:


                                      % of Principal Amount of Note
                  Date of Payment     Outstanding as of December 31, 2001
                  -------------------------------------------------------
                  March 30, 2004                               5%
                  June 30, 2004                                5%
                  September 30, 2004                           5%
                  December 31, 2004                            5%
                  March 30, 2005                               10%
                  June 30, 2005                                70%

                  provided that any then remaining principal and interest outstanding with respect to the Note shall be paid in full on June 30, 2005. Notwithstanding the foregoing, Loans made pursuant to Section 2.6 may not be repaid by the Company.

         (c) Notwithstanding the foregoing, if the Closing Date has not occurred on or prior to September 30, 1999 (i) the Lender shall have no further obligation to make Loans and (ii) all unpaid principal and accrued interest on the Note shall be and become immediately due and payable by the Company without any declaration or other act on the part of any Holder.

         (d) If any required payment of principal or interest is not paid when due, whether at stated maturity, by acceleration or otherwise, the interest rate applicable to the amount of any such payment shall be the 7.5% per annum provided above plus an additional 2% per annum, all payable on demand.

2.5 MANDATORY PREPAYMENT UPON CHANGE IN CONTROL. The Company shall give all Holders notice of any Change in Control with respect to the Company within 10 days after the later of (i) the date of such Change in Control and (ii) the date on which the Company becomes aware of such Change in Control. Upon any such Change in Control, any Holder shall have the right at its option exercisable upon written notice to the Company within 15 days after the Holder receives notice of such Change in Control, (i) to convert all or a portion of the then outstanding principal of the Note into Common Stock (or such other security as may be provided under Section 9.4) pursuant to Article IX hereof, or (ii) to require the Company to repay all of the outstanding amounts principal and accrued and unpaid interest under the Note held by such Holder. Following a Change in Control with respect to the Company, the Lender shall have no further obligations to make Loans.

2.6 LENDER DISCRETIONARY BORROWING UNDER NOTE. So long as the Company has not exercised its right under Section 2.7 hereof, at any time after the close of business on December 31, 2002 and prior to the close of business on February 28, 2003, the Company shall, upon receipt of a written request from the Lender, deliver to the Lender a Notice of Borrowing (a "Top-Off Notice") requesting a Loan in an amount so that after giving effect to the Loan requested by such Notice of Borrowing the maximum principal amount of $40,000,000 is outstanding under the Note and the Lender shall make such Loan on the third Business Day following receipt of such Top-Off Notice. The Loan made pursuant to this Section is intended by the parties to provide for conversion of the maximum principal amount of the Note into Common Stock and may not be repaid by the Company. If a Loan is made pursuant to this Section, the Lender shall deliver a notice of conversion pursuant to Section 9.3 with respect to the maximum principal amount of $40,000,000 within three Business Days of making such Loan. Notwithstanding Section 2.3(b) of this Agreement, any Top-Off Notice need not specify a Project for which the Company proposes to use the proceeds of the Loan being requested. Notwithstanding the foregoing, the Lender shall have no right to request a Top-Off Notice and no obligation to make a Loan pursuant to this Section if the Option Expiration Date has occurred due to the failure or refusal of Alpharma to make Loans, as set forth in the proviso to the definition of the term "Option Expiration Date" in the Depositary Agreement.

2.7 OPTIONAL PREPAYMENT. At any time beginning at the close of business on the Option Expiration Date and ending at the close of business on December 31, 2002, the Company may, at its option, upon five Business Days prior written notice to the Lender, prepay all, but not less than all, of the outstanding principal amount of the Note, together with any accrued and unpaid interest to the date of such prepayment. Concurrent with such prepayment, the Company shall pay to the Lender in cash a conversion termination fee equal to 25% of the principal amount of the Note outstanding as of the close of business on December 31, 2001.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Lender as follows:

3.1 ORGANIZATION AND EXISTENCE, ETC. The Company (a) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and
         (b) is duly qualified to do business as a foreign corporation and is in good standing (or the equivalent thereof under applicable law) in each jurisdiction in which the conduct of its business requires such qualification by reason of the ownership or leasing of property or otherwise (except for those jurisdictions in which the failure so to qualify does not have a Material Adverse Effect).

3.2 SUBSIDIARIES. Other than Merger Sub, the Company has no Subsidiaries and owns no securities of other corporations or entities other than Permitted Investments.

3.3      CAPITALIZATION.

         (a) As of the date hereof, (i) the Company's authorized capital stock consists of: 60,000,000 shares of Common Stock, of which 7,026,445 shares are validly issued and outstanding, fully paid and non-assessable, and 5,000,000 shares of "blank check" preferred stock, $.01 par value per share, of which 7,000 shares have been designated Series G Convertible Exchangeable Preferred Stock, all of which shares are validly issued and outstanding, fully paid and non-assessable; and (ii) the Company has outstanding the securities set forth on Schedule 3.3A which are convertible into or exercisable or exchangeable for Common Stock (the "Derivative Securities").

         (b) All the issued and outstanding shares of Capital Stock are free of preemptive and similar rights and have been offered, issued, sold and delivered by the Company in transactions in compliance with the applicable federal, state and foreign securities laws. Other than as set forth in Schedule 3.3A, there are no outstanding agreements or commitments requiring the Company to issue Capital Stock or Derivative Securities.

3.4      AUTHORIZATION; BINDING OBLIGATIONS.

         (a) The Company has full power and authority to execute, deliver and perform this Agreement, the Note, the Ancillary Agreements and such other documents furnished or to be furnished by the Company hereunder, subject to the approval by the stockholders of the Company of the Merger Agreement and the transactions contemplated thereby. This Agreement, the Note and the Ancillary Agreements have each been duly authorized, executed and delivered by the Company, subject to the approval by the stockholders of the Company of the Merger Agreement and the transactions contemplated thereby, and each constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and subject to the approval by the stockholders described above. Subject to the approval by the stockholders of the Company of the Merger Agreement and the transactions contemplated thereby, the issuance, offering and sale of the Securities pursuant to this Agreement, the compliance by the Company with the provisions of this Agreement, the Securities and the Ancillary Agreements, and the consummation of the other transactions contemplated hereby or thereby will not result in the creation or imposition of any lien, charge, security interest or encumbrance (collectively "Encumbrance") upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the Certificate of Incorporation and Bylaws of the Company, (ii) any contract or other agreement to which the Company is a party or by which the Company or any of its respective properties is bound, or (iii) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body, domestic or foreign, applicable to the business or properties of the Company, except, with respect to clauses (ii) and (iii), in circumstances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) The Note has been duly authorized for issuance and, following the issuance of the Note, the shares of Common Stock issuable upon conversion of the Note (the "Note Conversion Shares") will have been duly authorized and reserved for issuance. When the Note has been duly executed and delivered by the Company in accordance with this Agreement, (i) the Note will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, (ii) the principal amount outstanding under the Note will be convertible into Note Conversion Shares in accordance with the provisions of this Agreement and the Note, and (iii) the Note Conversion Shares initially issuable upon such conversion, when issued and delivered in accordance with the provisions of this Agreement and the Note, will be validly issued, fully paid and non-assessable.

3.5 COMPLIANCE WITH INSTRUMENTS, ETC. Except as set forth on Schedule 3.5 hereto, the Company is not in breach or violation of, or in default under, any term or provision of (i) its Certificate of Incorporation and Bylaws, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement, debt instrument or other agreement or instrument to which it is a party or by which it is bound or to which any of its Property is subject, the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its respective activities or properties and the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

3.6 LITIGATION. Except as set forth on Schedule 3.6 hereto, there are no actions, suits, proceedings or investigations pending, or, to the knowledge of the Company, threatened, against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or any actions, suits, proceedings or investigations pending, or, to the knowledge of the Company, threatened, which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement or the issuance of the Note or the Note Conversion Shares, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.7      FINANCIAL STATEMENTS; TAXES.

         (a) The Company has previously delivered to the Lender, true, correct and complete copies of its financial statements for the years ended December 31, 1995, 1996 and 1997 (the "Historical Financial Statements") and for the nine months ended September 30, 1998 (the "1998 Financial Statements"). The Company will deliver to the Lender true, correct and complete copies of all financial statements filed with the SEC from January 1, 1999 to the Closing Date (the "1999 Financial Statements" and together with the Historical Financial Statements and the 1998 Financial Statements, the "Financial Statements"). The Financial Statements have been (and in the case of 1999 Financial Statements will be) prepared in accordance with GAAP (except for the absence of the footnotes in any Financial Statements which do not cover a full fiscal year) and fairly present (and in the case of the 1999 Financial Statements will present) in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods then ended (subject to normal year-end adjustments in the case of the 1998 Financial Statements and in any other Financial Statements which do not cover a full fiscal year). The Historical Financial Statements have been (and the Company's financial statements for the year ended December 31, 1998 will be) audited by PricewaterhouseCoopers LLP who are independent public accountants within the meaning of the Securities Act and they have expressed (or in the case of the Company's financial statements for the year ended December 31, 1998 will express) an opinion thereon, which is unqualified with respect to the Financial Statements for the years ended December 31, 1995 and 1996. As of the respective dates of the Financial Statements, the Company had (and in the case of 1999 Financial Statements will have) no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) whether or not required by GAAP to be reflected on a balance sheet or disclosed in the notes thereto except as were reflected on any balance sheet or disclosed in any notes contained in the Financial Statements.

         (b) Except as set forth on Schedule 3.7B hereto, the Company has filed or obtained extensions for all necessary income, franchise and other material tax returns, domestic and foreign, and has paid all taxes shown as due thereunder (except in the case where the Company is contesting such matter in good faith and except in such circumstances where such failure would not reasonably be expected to have a Material Adverse Effect), and the Company has no knowledge of any tax deficiency which might be assessed against the Company which would reasonably be expected to have a Material Adverse Effect.

3.8 OFFERING. Subject to the Lender's representations and warranties in the Ancillary Agreements, the offer, sale and issuance of the Securities to the Lender as contemplated by this Agreement are not subject to the registration requirements of the Securities Act and neither the Company, nor anyone acting on its behalf, has taken or will take any action that would cause such registration requirements to be applicable.

3.9      PERMITS; GOVERNMENTAL AND OTHER APPROVALS. Except as set forth in
         Schedule 3.9 hereto, the Company has such licenses, permits, consents, orders, approvals and other authorizations necessary for the conduct of its business as now being conducted, except where the absence of such authorizations would not have a Material Adverse Effect and except with respect to the Company's products in development for which marketing and other approval from the FDA and similar regulatory authorities have not been obtained. No approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any governmental authority, domestic or foreign, is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby except for applicable filings with the Nasdaq Stock Market, the filing of Form D under the Securities Act, the filing of one or more Reports on Form 8-K under the Exchange Act, the filing of a Registration Statement on Form S-4 and a Registration Statement on Form 8-A in connection with the Merger, any filings required under the HSR Act and the filing of a Certificate of Merger and Certificate of Amendment to the Company's Certificate of Incorporation in connection with the Merger.

3.10 SALES REPRESENTATIVES, CUSTOMERS AND KEY EMPLOYEES. Except as set forth in Schedule 3.10A, to the knowledge of the Company, as of the date hereof, no independent sales representative or key employee or group of employees of, or party or Person providing services to, the Company has any intention to terminate his, her or its relationship with the Company or, in the case of employees, to leave the employ of the Company, which termination or departure would have a Material Adverse Effect. Except as set forth in Schedule 3.10B hereto, all personnel as of the date hereof are employed on an "at will" basis and may be terminated upon notice of not more than (30) days.

3.11     INTELLECTUAL PROPERTY.

         (a) To the Company's knowledge, the Company has full and exclusive right, title and interest in and to, or, to the extent set forth on Schedule 3.11(a), license rights to, all (i) patents, patent applications, registered or unregistered trademarks, service marks, tradenames, and applications therefor, registered or unregistered copyrights and applications therefor, know-how, proprietary rights and processes, trade secrets, customer lists, methodologies (to the extent practicable), proprietary developments and marketing information, (ii) know-how, inventions, inventors' notes (to the extent such notes exist), drawings and designs associated with the foregoing and (iii) other confidential information, (all of the foregoing collectively, "Intellectual Property") used in or necessary for the ongoing conduct of its business and the development of the Pipeline Products ("Company Intellectual Property"), free and clear of all Encumbrances of any nature, except where the failure to have full and exclusive right, title and interest in and to, or license rights to, Intellectual Property would not reasonably be expected to have a Material Adverse Effect; and except as set forth on Schedule 3.11(a), the Company has no material obligation to any other Person or entity with respect to Company Intellectual Property or any developed or under development product or process of the Company utilizing or embodying any Company Intellectual Property. Schedule 3.11(a) is a complete and accurate schedule of all patents, patent applications, registered trademarks, service marks, tradenames and applications therefor, registered copyrights and applications therefor, and license agreements used in or necessary for the ongoing conduct of Company's business.

         (b) There is (i) to the Company's knowledge, no infringement, misuse or misappropriation of any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process (including without limitation any Pipeline Product) now being used, manufactured, developed, under development, or distributed, or ever having been used, manufactured, developed, under development, or distributed at any time previously, by or on behalf of the Company, except to the extent such infringement, misuse or misappropriation would not reasonably be expected to have a Material Adverse Effect,
                  (ii) no pending or, to the knowledge of the Company, threatened claim or challenge of or proceeding for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process now being used, manufactured, developed or distributed, or ever having been used, manufactured, distributed or developed at any time previously, by or on behalf of the Company, which would reasonably be expected to have a Material Adverse Effect,
                  (iii) except as set forth in Schedule 3.11(b) hereto, no pending or, to the knowledge of the Company, threatened claim, challenge or proceeding by the Company against any third party for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed or controlled by the Company or (iv) no notice from any another party to the Company to the effect that, or, to the knowledge of the Company, facts or information which, in the reasonable opinion of the Company, would render any Company Intellectual Property owned, invalid or unenforceable, nor, to the knowledge of the Company, is there any allegation that any such Company Intellectual Property is invalid or unenforceable, except to the extent that the invalidity or unenforceability of such Company Intellectual Property would not reasonably be expected to have a Material Adverse Effect.

         (c) Except as set forth in Schedule 3.11(c), the Company has not disclosed any material confidential information developed or utilized by the Company to any third party except on a confidential basis and pursuant to a written confidentiality agreement, nor, to the knowledge of the Company, has any third party disclosed confidential information developed or utilized by the Company to any Person in material breach of such confidentiality agreement.

3.12 FORM 10-K AND 10-Q. The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997, the Quarterly Reports on Form 10-Q for each of the three months ended March 31, 1998, June 30, 1998 and September 30, 1998, and any reports filed with the SEC pursuant to the Exchange Act from the date hereof to the First Loan Date when filed by the Company, complied or will comply as to form in all material respects with the applicable requirements of the Exchange Act and did not or will not, as of the date of such filing, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.13 REGULATORY STATUS. Schedule 3.13 sets forth a description of the development status of each of the Company's principal products not currently on the market as of the date hereof ("Pipeline Products"), including status with the FDA. The Company has made available to the Lender for its review all of its correspondence with the FDA related to the Pipeline Products and has had no oral communications with the FDA that are contrary to any such correspondence dated later than January 1, 1998. With respect to any Pipeline Products not in commercial production, such description sets forth the remaining steps to be taken prior to commercial production and an estimate of the time required to reach commercial production. The Company makes no representation or warranty with respect to the estimated time to achieve such steps.

3.14 REGISTRATION RIGHTS. Except as provided for in this Agreement, the Ancillary Agreements, or in Schedule 3.14, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any of its securities which may hereunder be issued.

3.15 NO RELATIONSHIP BETWEEN PARTIES. The Company is not an owner of any shares of the stock or equity interest in the Lender. To the Company's knowledge, as of the date hereof no officer, director, or owner of more than 5% of the outstanding capital stock of the Company with which any officer or director of the Company is affiliated owns any shares of the capital stock of or equity interest in the Lender.

3.16 ORDINARY COURSE. Since September 30, 1998, the Company, except as set forth on Schedule 3.16 hereto, in the 1934 Act Filings or as explicitly contemplated by this Agreement, has conducted its business in the ordinary course, has not incurred any material obligation, absolute or contingent, or entered into any material transactions not in the ordinary course of business which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and has not declared or paid any dividends or distributions on its Capital Stock or reacquired any shares of its Capital Stock.

3.17 NO FINDERS. The Company has not employed any broker or finder in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.


                                   ARTICLE IV
                     CONDITIONS OF OBLIGATIONS OF THE LENDER

4.1 CONDITIONS TO LENDER'S OBLIGATIONS ON THE FIRST LOAN DATE. The obligation of the Lender to make the First Loan is subject to the fulfillment to its reasonable satisfaction, or the waiver by the Lender, on the First Loan Date of each of the following conditions:

         (a) Representations and Warranties Correct. The representations and warranties of the Company in Article III hereof shall be
                  (x) true and correct on and as of the date hereof and (y) true and correct in all material respects on and as of the First Loan Date with the same force and effect as if they had been made on and as of the First Loan Date, except in the case of clause (y) for (i) those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date), (ii) circumstances in which the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and
                  (iii) inaccuracies resulting from the failure to obtain shareholder approval for the transactions contemplated by the Ancillary Agreements.

         (b) Compliance Certificate. The Company shall have delivered to the Lender a certificate of the Company's President, dated the First Loan Date, certifying to the fulfillment of the conditions specified in subsections (a) and (e) of this
                  Section 4.1.

         (c) No Impediments. No statute, judgment, order or decree of any court, regulatory body, administrative agency or any other governmental agency or body shall be in effect which would impose any material limitation on the ability of the Lender to exercise full rights of ownership of the Securities.

         (d) No Defaults. The Company shall not be in default under any indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any Indebtedness of the Company or any Subsidiary, in excess of $200,000, or which results in such Indebtedness, in an aggregate amount (with other defaulted Indebtedness) in excess of $200,000 becoming due and payable prior to its due date.

         (e) No Material Adverse Events. Except as set forth in the schedules attached hereto pursuant to Article III hereof, as disclosed in the 1934 Act Filings filed with the SEC prior to the date hereof or as set forth in Schedule 4.1(e) hereto, since September 30, 1998, there shall have been no Material Adverse Effect with respect to the Company (other than the continued incurrence of losses in the ordinary course of business).

         (f) Legal Investment. The purchase of the Note by the Lender hereunder shall be legally permitted by all statutes, rules and regulations to which the Lender and the Company are subject.

         (g) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are now required in connection with the lawful issuance and sale of the Note pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

         (h) Issuance Taxes. All taxes imposed by law in connection with the initial issuance, sale and delivery of the Securities shall have been fully paid by the Company, and all laws imposing such taxes shall have been fully complied with at the time of such issuance.

         (i) Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Ancillary Agreements (other than shareholder approval) shall have been taken, and the Lender shall have received such other documents and instruments in form and substance reasonably satisfactory to it and its counsel, as to such other matters incident to the transaction contemplated hereby as it may reasonably request. The Ancillary Agreements shall be in full force and effect.

         (j) Opinion of Counsel. The Lender shall have received the opinion of Hale and Dorr LLP, counsel for the Company, dated the First Loan Date, substantially with respect to the matters set forth on Exhibit C attached hereto.

         (k) Consents, Waivers, Etc. The Company shall have obtained all consents or waivers necessary to execute and deliver this Agreement and the Ancillary Agreements, issue the Securities and carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect except for shareholder approval.

         (l) Delivery. The Company shall have delivered to the Lender (i) the Note and (ii) the following:

                  (A) A certified copy of the Company's certificate of incorporation and all amendments thereto, appropriately authenticated;

                  (B) A copy of the Company's bylaws, as amended to date, certified as being true by a principal Officer of the Company; and

                  (C) A certificate of good standing of the Company as a foreign corporation certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts, and from every jurisdiction in which the Company is qualified to do business.

4.2 CONDITIONS TO LENDER'S OBLIGATIONS TO MAKE THE FIRST UNRESTRICTED LOAN. The obligation of the Lender to make the first Unrestricted Loan is subject to the fulfillment to its reasonable satisfaction, or the waiver by the Lender, on or prior to the Closing Date of each of the following conditions:

         (a) Representations and Warranties Correct. The representations and warranties of the Company in Article III hereof shall be
                  (x) true and correct on and as of the date hereof and (y) true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except in the case of clause
                  (y) for (i) those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date) and (ii) circumstances in which the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with on or prior to the Closing Date by the Company shall have been performed or complied with by the Company in all material respects on or prior to the Closing Date.

         (c)      Conditions in Section 4.1. The conditions set forth in Section
                  4.1 remain fulfilled or waived by the Lender on or prior to the Closing Date, provided that any exceptions therein for shareholder approval shall not be given effect.

         (d) Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Ancillary Agreements shall have been taken, and the Lender shall have received such other documents and instruments in form and substance reasonably satisfactory to it and its counsel, as to such other matters incident to the transaction contemplated hereby as it may reasonably request. The Ancillary Agreements shall be in full force and effect. The Merger shall have occurred as contemplated by the Merger Agreement and the other transactions required by the Ancillary Agreements (including the satisfaction or waiver of the conditions set forth in Section 5.1, 5.2 and 5.3 of the Master Agreement) to have occurred at or prior to the Effective Time shall have occurred. The Second Amendment shall be in full force and effect. The Second Amendment Closing Date (as defined in the Second Amendment) shall have occurred and all the other transactions required by the Second Amendment to have occurred at or prior to the Second Amendment Closing Date shall have occurred.

         (e) No Defaults. No event has occurred and is continuing or would result from the first Unrestricted Loan being made on such date, which constitutes a Default or an Event of Default.

         (f) Use of Proceeds. The Lender shall be reasonably satisfied that the proceeds of the Loan being made will be used as set forth in Section 6.6.

4.3 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Lender to make any Loan other than the First Loan or the first Unrestricted Loan is subject to the fulfillment to its reasonable satisfaction, or the waiver by the Lender, on or prior to the applicable Loan Date of each of the following conditions:

         (a) The conditions set forth in subsections (c), (d), (f) and (g) of Section 4.1 remain fulfilled or waived by Lender.

         (b) No event has occurred and is continuing, or would result from the Loan being made on such date, which constitutes a Default or an Event of Default.

         (c) No Impairment Event has occurred and is continuing since September 30, 1998.

         (d) The Lender shall be reasonably satisfied that the proceeds of the Loan being made will be used as set forth in Section 6.6.

4.4 COOPERATION. The Lender shall take all reasonable steps and use all reasonable efforts necessary or desirable, and shall cooperate with the Company to enable it, to obtain, as promptly as practicable, all approvals, authorizations, certificates, consents and clearances required to consummate the transactions contemplated hereby and satisfy the conditions set forth in Sections 4.1, 4.2 and 4.3.


                                    ARTICLE V
                    CONDITIONS OF OBLIGATIONS OF THE COMPANY

5.1 COMPANY'S OBLIGATION. The Company's obligations under this Agreement are subject to the fulfillment to its reasonable satisfaction, or the waiver by the Company, on or prior to the First Loan Date of each of the following conditions:

         (a) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with on or prior to the First Loan Date by the Lender shall have been performed or complied with in all respects on or prior to the First Loan Date.

         (b) Compliance Certificate. The Lender shall have delivered to the Company a certificate of an Officer of the Lender, dated the First Loan Date, certifying to the fulfillment of the condition specified in subsection (a) of this Section 5.1.

5.2 COOPERATION. The Company shall take all reasonable steps and use all reasonable efforts necessary or desirable, and shall cooperate with the Lender to enable it, to obtain, as promptly as practicable, all approvals, authorizations, certificates, consents and clearances required to consummate the transactions contemplated hereby and satisfy the conditions set forth in Section 5.1.


                                   ARTICLE VI
                      AFFIRMATIVE COVENANTS OF THE COMPANY

         Subject to Section 6.10 hereof, the Company hereby covenants and agrees:

6.1      REPORTS.

         The Company will deliver to each Holder the following:

         (a)      within thirty (30) days after the end of each of the twelve
                  (12) monthly accounting periods in each fiscal year (or when furnished to the Board of Directors, if earlier), unaudited consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries, if any, for each monthly period and for the period from the beginning of such fiscal year to the end of such monthly period, together with consolidated balance sheets of the Company and its Subsidiaries, if any, as at the end of each monthly period, setting forth in each case comparisons to budget and to corresponding periods in the preceding fiscal year which statements will be prepared in accordance with GAAP, consistently applied subject to the absence of footnotes and year-end adjustments;

         (b) within ninety (90) days after the end of each fiscal year, consolidated statements of income and retained earnings and cash flow of the Company and its Subsidiaries, if any, for the period from the beginning of each fiscal year to the end of such fiscal year, and consolidated balance sheets as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, which statements will be prepared in accordance with GAAP, consistently applied (except as approved by the accounting firm examining such statements and disclosed by the Company) and will be accompanied by a report on the consolidated statements of a public accounting firm reasonably acceptable to the Requisite Holders or one of the public accounting firms currently known as the "Big Five" (either, an "Approved Accounting Firm");

         (c) within ten (10) days after transmission thereof, copies of all financial statements, proxy statements, reports and other communications which the Company sends to its stockholders, copies of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of the securities of the Company are then listed or proposed to be listed, and copies of all press releases made generally available by the Company to the public concerning material developments in the business of the Company and its Subsidiaries, if any; and

         (d) promptly after the occurrence thereof (but in any event within seven (7) days after such occurrence is known to the Company) notice of any condition or event which constitutes, or the occurrence of (i) an event which would lead the Company to believe that the Company is not in compliance in material respects with the covenants in this Agreement or (ii) the institution or threatened institution of an action, suit or proceeding against the Company or any of its Subsidiaries by or before any court, regulatory authority, administrative agency or any other governmental agency or body, domestic or foreign, which, if adversely decided, could have a Material Adverse Effect.

         (e) at least thirty (30) days prior to the end of each fiscal year, a detailed annual operating budget and business plan for the Company and its subsidiaries, if any, for such fiscal year. Such budgets shall be prepared on a monthly basis, displaying consolidated statements of anticipated income and retained earnings, consolidated statements of anticipated cash flow and projected consolidated balance sheets, setting forth in each case the assumption (which assumptions and projections shall represent and be based upon the good faith best judgment in respect thereof of the Chief Executive Officer of the Company) behind the projections contained in such financial statements, and which budgets shall have been approved by the Board of Directors of the Company or prior to the beginning of each twelve-month period to which they pertain and, promptly upon preparation thereof, any other budgets that the Company may prepare and any revisions of such annual or other budgets.


6.2 ACCOUNTS AND RECORDS. The Company shall keep true records and books of account in which entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its Subsidiaries, if any, in accordance with GAAP, to the extent applicable, applied on a consistent basis.

6.3 INSPECTION. For so long as the Lender has not transferred any portion of the Note, the Company shall permit the Lender or any of its officers, employees, representatives or such other Person as the Lender may designate, during regular business hours of the Company, upon reasonable prior notice, to visit and inspect the offices and properties of the Company and to (i) review and make extracts or copies of the books, accounts and records of the Company, and (ii) discuss the affairs, finances and accounts of the Company, with the Company's Officers, members of the Board of Directors, Approved Accounting Firm, consultants and attorneys.

6.4 INDEPENDENT ACCOUNTANTS. The Company will retain an Approved Accounting Firm to audit the Company's financial statements at the end of each fiscal year. In the event the services of the Approved Accounting Firm shall be terminated, the Company shall promptly thereafter seek to engage another Approved Accounting Firm.

6.5 BOARD MEMBERS AND MEETINGS. From and after the Closing Date and prior to the Option Expiration Date,

         (a) The Company's Board of Directors may not consist of more than eleven or less than seven directors without the consent of the Requisite Holders. The Company agrees to hold meetings of its Board of Directors at least four times a year, at least once per calendar quarter. The Lender shall have the right to have one (1) nominee included on the Board of Directors' slate of nominees to stand for election to the Board of Directors. The director of the Company designated by the Lender pursuant to this Section 6.5(a) shall be referred to hereinafter as the "Alpharma Director".

         (b) If at any time the Board of Directors designates a committee or committees to act on behalf of the Board, (other than any special committee or committees of Non-

                  Alpharma Directors constituted for the purpose of making any determination that is to be made by such committee under the terms of this Agreement or any Ancillary Agreement or that otherwise relates to any matter with respect to which the Company and the Lender have a potential conflict of interest, if counsel to the Company advises the Board of Directors that the exclusion of the Alpharma Director from such committee is appropriate given such potential conflict of interest) the Alpharma Director shall be given an option to be a member of such committee or committees. Prior to the Closing Date, the Alpharma Director shall have been appointed to the Compensation Committee and the Audit Committee of the Company's Board of Directors.

         (c) No more than three (3) of the members of the Company's Board of Directors shall be employed, or otherwise be compensated (other than normal director's compensation (i.e., meeting fees, expense reimbursements and stock options), by the Company.

         (d) The Company shall pay fees to the Alpharma Director in an amount not less than the fees paid to any other director of the Company who is not an executive officer of the Company, and shall reimburse such Alpharma Director for his or her reasonable expenses incurred in attending each Board or committee meeting or otherwise serving as a director.

6.6 USE OF PROCEEDS. The Company shall use all the proceeds received from the First Loan and the Unrestricted Loans for (a) general corporate purposes, including capital expenditures and working capital, (b) the payment of legal fees and disbursements, accounting fees, investment banking fees, SEC filing fees and other fees and expenses incurred in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, and (c) any Projects. The Company shall use all of the proceeds of Project Loans (other than Loans made pursuant to Section 2.6 hereof) only for Projects and the payment of fees and expenses related thereto. The Company shall use all the proceeds received from Screened Project Loans (other than any Loans made pursuant to Section 2.6 hereof) for Screened Projects and the payment of fees and expenses related thereto. Pending the Company's use of the proceeds as set forth herein, the Company shall invest all Loan proceeds in Permitted Investments consisting exclusively of such proceeds.

6.7 INSURANCE. The Company shall keep in force with responsible insurers, policies of insurance providing coverage, limits and deductibles customary in the Company's industry.

6.8 RESEARCH AND DEVELOPMENT. The Company shall not incur expenses of, or make commitments with respect to, more than an aggregate of $7,500,000 in the 2001 fiscal year in R&D Projects.

6.9 FURTHER ASSURANCES. From time to time the Company shall execute and deliver to Lender such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by Lender in order to implement or effectuate the terms and provisions of this Agreement.

6.10 TERMINATION. The covenants and agreements of the Company set forth in this Article VI (other than Section 6.9) shall terminate and be of no further force or effect at such time as no principal or interest on the
         Note is outstanding or payable (whether as a result of the payment of all outstanding principal and accrued interest on the Note or the conversion of the Note) and no amounts may be borrowed pursuant to this Agreement.


                                   ARTICLE VII
                               NEGATIVE COVENANTS

         Subject to Section 7.14 hereof, the Company hereby covenants and agrees that it will not, will not agree to and will not suffer or permit any Subsidiary of the Company to, do any of the following without the consent of the Requisite
Holders:

7.1 BORROWED MONEY INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, or become or remain liable with respect to any Borrowed Money Indebtedness, except the following:

         (a)      the Note;

         (b) the Borrowed Money Indebtedness existing on the date of this Agreement and disclosed in the Financial Statements, and all renewals, extensions and replacements (but not increases) of any of the foregoing, provided that the accrual of interest on such liabilities, so long as it is not converted to principal, shall not be deemed to increase such liabilities;

         (c) principal of up to $50,000,000 of Borrowed Money Indebtedness in the aggregate outstanding at any time (which (i) prior to or on the Option Expiration Date must consist solely of Screened Project Indebtedness and (ii) thereafter, may include up to $10,000,000 of Borrowed Money Indebtedness that is not Screened Project Indebtedness), plus any accrued interest thereon; provided, that all such Screened Project Indebtedness outstanding on the Option Exercise Date must be repayable at the option of the Company in full with aggregate penalties not in excess of $1,000,000 in connection with the Lender's purchase of the Common Stock pursuant to its exercise of the Call Option;

         (d) purchase money Indebtedness permitted by Section 7.10 to the extent liens securing the same are allowed by the other provisions of this Agreement;

         (e) capitalized lease obligations to the extent leases with respect thereto are allowed by the other provisions of this Agreement;

         (f) the convertible notes issuable pursuant to the May 1998 Securities Purchase Agreement;

         (g) on or prior to the Option Expiration Date, any Screened Project Indebtedness that is convertible directly or indirectly into Common Stock provided that (i) the aggregate annual interest expense (including, without limitation the full effect of both cash and non-cash accrued interest) with respect to such Indebtedness shall not exceed $1,500,000; (ii) such Indebtedness by its terms is automatically converted into Common Stock on or prior to the Option Closing Date; and (iii) such Indebtedness may not be repaid by the Company prior to the Option Closing Date; and

         (h) after the Option Expiration Date, any Borrowed Money Indebtedness that is convertible directly or indirectly into Common Stock.

7.2 LIENS. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; provided, however, that the Company any Subsidiaries of the Company may create or suffer to exist Permitted Liens.

7.3 CONTINGENT LIABILITIES. Directly or indirectly guarantee the performance or payment or, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for:

         (a) the endorsement of checks or other negotiable instruments in the ordinary course of business;

         (b) obligations disclosed to Lender in the Financial Statements (but not increases of such obligations after the First Loan Date, provided that the accrual of interest on such obligations, so long as it is not converted to principal, shall not be deemed to increase such obligations);

         (c) obligations in respect of employees which shall not exceed an aggregate amount equal to $200,000 at any time outstanding; and

         (d)      those liabilities permitted under Section 7.1 hereof.

7.4 MERGERS, CONSOLIDATIONS AND DISPOSITIONS AND ACQUISITIONS OF ASSETS. In any single transaction or series of related transactions, directly or indirectly:

         (a)      liquidate or dissolve;

         (b) be a party to any merger or consolidation unless (i) no Default or Event of Default has occurred that is then continuing; (ii) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default; (iii) the Company, or the Subsidiary, if any, is the surviving Person; and (iv) the Holders are given at least twenty (20) days prior notice of such merger or consolidation or such lesser number of days as is practicable;

         (c) sell, convey or lease all or substantially all of its assets, except for the sale of property in the ordinary course of business;

         (d) acquire all or a substantial portion of the assets or stock of any person whether by merger or otherwise other than in a transaction or series of transactions that constitute a Screened Project, provided that this subsection shall not prevent any Project funded with the proceeds of the First Loan, any Unrestricted Loan or Project Loans; or

         (e) pledge, transfer or otherwise dispose of any equity interest in any of its Subsidiaries, if any exist, or issue or permit any of its Subsidiaries, if any exist, to issue any additional equity interests except to the Company or another of its Subsidiaries. Nothing in this Agreement shall prohibit the Company from selling obsolete equipment or from replacing used equipment in the ordinary course of business.

7.5 REDEMPTION, DIVIDENDS AND DISTRIBUTIONS. At any time, except as contemplated by this Agreement and the terms of the Note, by the Ancillary Agreements and by the Series G Preferred: (a) redeem, retire or otherwise acquire, directly or indirectly, any equity interest of the Company or any of its Subsidiaries (other than $250,000 in any fiscal year to be used to effectuate the repurchase of restricted stock issued to employees, directors or consultants of the Company pursuant to a restricted stock agreement) or (b) make any distributions of any property or cash in respect of any of its Capital Stock.

7.6 NATURE OF BUSINESS. Change the nature of its business or enter into any business which is substantially different from the development, manufacture and sale of pharmaceuticals principally for the pediatric market.

7.7 TRANSACTIONS WITH RELATED PARTIES. Enter into any transaction or agreement with any Officer, director or beneficial owner of five percent (5%) or more of the outstanding Capital Stock in the Company or any of its Subsidiaries (or any Affiliate of any such Person) unless the transaction is upon no less favorable terms than those that are obtainable from wholly unrelated sources. The provisions of this
         Section 7.7 shall not apply to (a) fees and compensation (including options and equity compensation) paid to or indemnity provided on behalf of Officers, directors, employees or consultants of the

         Company and any of its Subsidiaries, as determined by the Board of Directors of the Company or any of such Subsidiaries or the Chief Executive Officer thereof in good faith and (b) transactions exclusively between or among the Company's Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement. Notwithstanding the prior two sentences, the Company may not pay management or consulting fees to such related parties in excess of an aggregate of $50,000 per year.

7.8 LOANS AND INVESTMENTS. Make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or investment, except (a) Permitted Investments, (b) normal and reasonable advances in the ordinary course of business to Officers and employees and (c) capital contributions or Investments used to fund a Project permitted by Section 6.6, provided in the case of clause (c) that the making of such capital contribution or Investment does not cause a Default under any other provision hereof.

7.9 ORGANIZATIONAL DOCUMENTS. Amend, modify, restate or supplement its Certificate of Incorporation or Bylaws if such action could reasonably be expected to adversely affect the rights of the Lender under this Agreement or any Ancillary Agreement.

7.10 LEASE EXPENSES; PURCHASE MONEY INDEBTEDNESS. Permit aggregate operating lease expenses (excluding lease payments under capital leases), for the Company and its Subsidiaries in the aggregate in any fiscal year, to exceed $500,000. Incur or create new capital lease obligations or purchase money Indebtedness in any fiscal year in excess of $200,000 in the aggregate for the Company and its Subsidiaries. Permit aggregate capital lease obligations and purchase money Indebtedness outstanding at any one time to exceed $2,000,000 in the aggregate for the Company and its Subsidiaries.

7.11 SALE/LEASEBACKS. Enter into any sale/leaseback transactions except as permitted under the provisions of Section 7.10.

7.12 ISSUANCE OF STOCK. On or prior to the Option Expiration Date, issue, or become obligated to issue shares of Capital Stock or securities convertible into Capital Stock, except for (i) shares of Common Stock,
         (ii) rights, warrants or options to purchase shares of Common Stock granted prior to March 31, 2002 and rights, warrants or options to purchase up to 100,000 shares of Common Stock on or after March 31, 2002 (such number to be adjusted for stock splits or reclassifications), (iii) securities evidencing Screened Project Indebtedness permitted by Section 7.1(g). On or prior to the Option Expiration Date, use the proceeds of any issuances of securities (other than pursuant to the exercise of options granted to officers, directors, consultants, employees and advisors and other than the First Loan, the Unrestricted Loans and the Project Loans) to fund Screened Projects and the payment of fees and expenses related thereto. Prior to the Option Expiration Date, establish a "Shareholders Rights Plan" or "Poison Pill" or issue any securities in connection therewith.

7.13 SUBSIDIARIES. Form, create or acquire any Subsidiary other than Merger Sub or permit any Person other than the Company or a wholly owned Subsidiary to hold an equity interest in any Subsidiary.

7.14 TERMINATION. The covenants and agreements of the Company set forth in this Article VII shall terminate and be of no further force or effect at such time as no principal or interest on the Note is outstanding or payable (whether a result of the payment of all outstanding principal and accrued interest on the Note or the conversion of the Note) and no amounts may be borrowed pursuant to this Agreement.


                                  ARTICLE VIII
                              DEFAULTS AND REMEDIES

8.1 EVENTS OF DEFAULT. An "Event of Default" occurs if:

         (a) the Company defaults in the payment of interest on the Note when the same becomes due and payable and such default continues for a period of 5 Business Days;

         (b) the Company defaults in the payment of the principal of the Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

         (c)      the Company defaults in the performance of any covenants under
                  Article VII of this Agreement;

         (d) the Company fails to comply with any of the provisions of this Agreement (other than Article VII) and such failure continues for 20 Business Days after notice from the Requisite Holders;

         (e) the Company defaults in payment on Borrowed Money Indebtedness (giving effect to any applicable grace periods and any extensions thereof) of at least $700,000 principal amount;

         (f) there has been an acceleration of the final stated maturity of any Borrowed Money Indebtedness of the Company (which acceleration shall not have been cured, waived, rescinded or annulled for 10 Business Days) if the aggregate principal amount of such Borrowed Money Indebtedness, together with the principal amount of any other such Borrowed Money Indebtedness in default for failure to pay principal at maturity or which has been accelerated, aggregates $700,000 or more at any time;

         (g) any representation or warranty of the Company under this Agreement shall prove to have been incorrect in any material respect when made;

         (h) there exists an outstanding unsatisfied final judgment which, either alone or together with other outstanding unsatisfied final judgments against the Company, exceeds an aggregate of $200,000 (to the extent not covered by insurance) and such judgment shall have continued undischarged or unstayed for 20 Business Days after entry thereof;

         (i) the Company pursuant to or within the meaning of any Bankruptcy Law:

                  (i)      commenced a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or

                  (iv) makes a general assignment for the benefit of its creditors; or

         (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company in an involuntary case,

                  (ii) appoints a custodian of the Company for all or substantially all of its property, or

                  (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 consecutive days.

8.2 ACCELERATION. If an Event of Default occurs and is continuing, the Requisite Holders by notice to the Company, may declare the principal of and any accrued interest on the Note to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 8.1(i) or (j) occurs, all unpaid principal and accrued interest on the Note then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder.

8.3 OTHER REMEDIES. Notwithstanding any other provision of this Agreement, if an Event of Default occurs and is continuing, any Holder may pursue any available remedy by proceeding at law or in equity to collect the principal of or interest then due on the Note held by such Holder. Without limiting the foregoing, the Company, the Parent and the Lender acknowledge and agree that the respective remedies of the Company, the Parent, the Lender and any other Holder at law for a breach or threatened breach of any of the provisions of this Agreement or the Subordination Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by the

         Company, the Parent, the Lender or any Holder of any of the provisions of this Agreement, or the Subordination Agreement, in addition to any remedies specified herein, at law or otherwise, any party hereto and any Holder, without posting any bond shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, provided that no Holder shall be entitled to specific performance of the provisions of Section
         6.5 hereof.

         A delay or omission by any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

8.4 WAIVER OF PAST DEFAULTS. Any past Default or Event of Default and its consequences may be waived in accordance with Section 12.2. When a Default or an Event of Default is waived, it is cured and ceases.


                                   ARTICLE IX
                                   CONVERSION

9.1 RIGHT OF CONVERSION. A Holder may convert all or a portion of the then outstanding principal of the Note into Common Stock of the Company (i) on one occasion on or after any Change in Control with respect to the Company in accordance with Section 2.5 and (ii) at any time after the close of business on December 31, 2002.

9.2 CONVERSION PRICE. The conversion price per share of Common Stock for the Note shall be $7.125 per share. The number of shares of Common Stock issuable upon conversion of the Note shall be determined by dividing the dollar amount of the outstanding principal of the Note to be converted, by $7.125. Except as set forth in Section 9.4, no payment or adjustment to the conversion price shall be made with respect to dividends or other distributions declared on shares of Common Stock prior to the Conversion Date. The Company will pay the Lender in cash any accrued and unpaid interest with respect to the principal amount of the Note being converted on the Conversion Date. No fractional shares of Common Stock shall be issuable upon conversion of the Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon such conversion. Such payment shall be based on the fair market value of the Common Stock at the time of conversion of the Note, as determined in good faith by the Board of Directors.

9.3 EXERCISE OF CONVERSION RIGHT. A Holder may exercise the conversion right set forth in this Article IX by giving written notice to the Company at the time or times specified in Section 9.1, which notice shall be accompanied by the Note being surrendered for cancellation and shall state the portion of the principal amount of the Note being converted. As promptly as practicable after receipt of the Holder's notice of conversion and the Note being surrendered, the Company shall deliver or cause to be delivered at its principal executive office to the Holder a certificate or certificates for the number of full shares issuable upon the conversion of the Note, or portion thereof, in accordance with the provisions hereof. Such conversion shall be deemed to have been made at the time the Note was surrendered for conversion and the notice specified above shall have been received by the Company at its principal executive office (the "Conversion Date"), and the Holder upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby. If less than the entire outstanding principal amount of the Note is being converted, a new Note shall promptly be delivered to the Holder for the unconverted principal balance and shall be of like tenor as to all terms as the Note surrendered. Upon the Conversion Date, the Note or the portion of the Note being converted shall be deemed to be retired and canceled.

9.4 PROVISIONS IN CASE OF MERGER, ETC. In the case of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value) or as a result of a subdivision, combination or stock split or in the case of any consolidation of the Company into, or the merger of the Company with another entity in which the Company is not the surviving entity (or it is the surviving entity, but its shares of Common Stock become shares of another entity), or in the case of a sale, lease or conveyance of all or substantially all of the assets of the Company as an entity, a Holder shall thereafter have the right to convert the Note held by such Holder into the kind and amount of securities, cash or other property that would have otherwise been receivable by such Holder upon such reorganization, reclassification, consolidation, merger or disposition if such Holder had converted the Note into shares of Common Stock immediately prior to such reorganization, reclassification, consolidation, merger or disposition. Notwithstanding the foregoing, nothing in this Section shall alter or affect any covenant in this Agreement which would limit or prevent the Company from entering into any transaction described in this Section.

9.5 TAXES ON CONVERSION. If a Holder converts the Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion.

9.6 COMPANY TO PROVIDE STOCK. The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the maximum principal amount of the Note.

         All shares of Common Stock which may be issued upon conversion of the
         Note in accordance with the terms hereof shall be validly issued, fully paid and non-assessable.

         The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Note and will endeavor to list or qualify such shares for trading on each national securities exchange or market on which the Common Stock is then listed or traded.

9.7 REQUIRED ANTITRUST APPROVAL. Notwithstanding anything in this Article IX to the contrary, the Note may not be converted at any time if such conversion and the issuance of shares of Common Stock upon such conversion require governmental approval under applicable antitrust laws, including without limitation the HSR Act, until such approval is obtained. If such approval is required and a Holder wishes to convert all or a portion of the Note, the Company shall at the request of such
         Holder:

         (a) take all actions necessary to make the filings required of the Holder or the Company under the HSR Act, relating to the possible conversion of the Note, which filings shall comply in all respects with the requirements of the HSR Act;

         (b) comply at the earliest practicable date with any formal or informal request for additional information received by the Holder or the Company from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act;

         (c) consult and cooperate with the Holder and consider in good faith the views of the Holder, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to the required approvals;

         (d) request early termination of the applicable waiting period under the HSR Act; and

         (e) take any and all other commercially reasonable actions in order to obtain the approval of the governmental entity with the jurisdiction of enforcing applicable antitrust laws, including without limitation complying with the HSR Act and obtaining termination or expiration of the applicable waiting period under the HSR Act.


                                    ARTICLE X
                                  SUBORDINATION

10.1 AGREEMENT TO SUBORDINATE. The Company shall perform and comply with the covenants and other obligations for the benefit of the Lender set forth in the Subordination Agreement, which covenants and other obligations are incorporated by reference herein, as if such covenants and other obligations were included herein.

                                   ARTICLE XI
                            RESTRICTIONS ON TRANSFER

11.1 SECURITIES LAWS RESTRICTIONS ON TRANSFER. Neither the Note or the Note Conversion Shares shall be sold or transferred unless either (a) they first shall have been registered under the Securities Act or (b) the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such a transfer is exempt from the registration requirements of the Securities Act.

11.2 RESTRICTIVE LEGEND. Each Note or certificate representing Note Conversion Shares and any other securities issued in respect of such securities shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         The foregoing legend may be removed after the second anniversary of the later of (a) the issue date of the Conversion Shares and (b) the last date upon which the Company or any Affiliate of the Company was the owner of such Security (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision).

11.3 REGISTRATION RIGHTS AGREEMENT. The rights and obligations of the Company and the Lender with respect to Securities Act registration are set forth in the Registration Rights Agreement.

11.4     ADDITIONAL RESTRICTIONS.

         (a) Notwithstanding the foregoing, none of this Agreement, the Note or the rights and obligations hereunder and thereunder may be transferred by the Lender on or prior to the Option Expiration Date except in the event of a Change in Control. Following the Option Expiration Date or such Change in Control, this Agreement, the Note and the rights and obligations hereunder and thereunder may be transferred or assigned by a Holder to an affiliate of such Holder, to another Holder, if any, or to any Person acquiring a Note having a principal amount equal to at least 25% of the aggregate principal amount of the Note or Notes then outstanding; provided, however, that the transferee provides written notice of such assignment to the Company stating its name and address and the principal amount of the Note with respect to which such rights are being assigned; and provided further, that the Company receives the written instrument provided in subparagraph (b) below. Any transferee to whom a transfer is made in accordance with the immediately preceding sentence shall be deemed a Holder for purposes of this Agreement.

         (b) Any transferee (other than a Holder) to whom rights hereunder are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a party hereto, including without limitation the obligations imposed upon Holders pursuant to Section 13.8.

         (c) A transferee to whom such rights are transferred pursuant to this Section 11.4 may not again transfer such rights to any other Person, other than as provided in this Section 11.4.


                                   ARTICLE XII
                        AMENDMENT, SUPPLEMENT AND WAIVER

12.1     WITH CONSENT OF HOLDERS OF THE NOTE. Except as provided below in this
         Section 12.1, no provision of this Agreement or the Note may be amended, supplemented or waived without the consent of the Requisite Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Note) and the Company, and no existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Note, other than a payment default resulting from an acceleration that has been rescinded) and no compliance with any provision of this Agreement or the Note may be waived without the consent of the Requisite Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase, of the Note). Except as provided below in this Section 12.1, without the consent of the Holders holding at least 75% in principal amount of the Note then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Note) and the Company, no provisions of Article II hereof may be amended, supplemented or waived in a manner that adversely affects the rights of any Holder.

         It shall not be necessary for the consent of the Holders of the Note under this Section 12.1 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of the Note a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Notwithstanding the foregoing, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 12.1 may not (with respect to the Note held by a non-consenting Holder):

         (a)      reduce the principal amount of the Note;

         (b) reduce the principal of or change the fixed maturity of the Note or alter or waive any of the provisions with respect to the conversion of the Note;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on the Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Note (except a rescission of acceleration of the Note by the Requisite Holders and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Note;

         (f) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of the Holders of the Note to receive payments of principal of or interest on the Note; or

         (g) make any changes in the foregoing amendment and waiver provisions.


                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1 NOTICES. All notices, requests, demands, claims, and other communications to any party hereunder or pursuant to the terms hereof shall be in writing. Any such notice, request, demand, claim, or other communication to any party hereunder shall be deemed duly delivered three Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

         if to the Lender, to:

                  Alpharma, Inc.
                  One Executive Drive
                  Fort Lee, New Jersey  07024
                  Attention:  President
         with a copy to:

                  Alpharma, Inc.
                  One Executive Drive
                  Fort Lee, New Jersey  07024
                  Attention:  Chief Legal Officer

If to the Company, to:

                  Ascent Pediatrics, Inc.
                  187 Ballardvale Street, Suite B125
                  Wilmington, Massachusetts  01887
                  Attention:  Alan R. Fox

         with a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts  02109
                  Attention: David E. Redlick, Esq.

         If to a Holder other than the Lender, to the address provided to the Company pursuant to Section 11.4.

Any party may give any such notice, request, demand, claim, or other communication using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

13.2 DUPLICATE ORIGINALS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

13.3 GOVERNING LAW. The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Agreement and the Securities.

13.4 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Agreement may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Agreement.

13.5 SUCCESSORS AND ASSIGNS. All agreements of the Company in this Agreement and the Securities shall bind its successors and assigns. All agreements of the Lender in this Agreement shall bind its successors and assigns.

13.6 SEPARABILITY. In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.7 HEADINGS, ETC. The Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

13.8 CONFIDENTIALITY. The Lender and each other Holder agree that he, she or it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor his, her or its investment in the Company any confidential, proprietary or secret information which such Holder may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Holder pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public (other than as a result of a breach of this Section 13.8 by such Holder); provided, however that a Holder may disclose such information if required by law, provided that the Holder provides prior written notice to the Company of such proposed disclosure and takes reasonable steps to avoid and/or minimize the extent of any such required disclosure. The Lender and each other Holder further acknowledge and agree that certain of the confidential, proprietary or secret information which it may obtain hereunder may be material non-public information and that neither it nor any of its Affiliates shall engage in any acquisition, disposition or other similar transaction involving the Company's securities on the basis of, or at such time as such Holder possesses, such material non-public information.

13.9 PARENT GUARANTEE. The Parent agrees to enter into a guaranty agreement with the Company with respect to all obligations of the Lender, monetary or otherwise, under this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above set forth.


                              ASCENT PEDIATRICS, INC.



                              By:      /s/ Emmett Clemente
                                       ------------------------
                                       Name: Emmett Clemente
                                       Title: Chairman


                              ALPHARMA USPD, INC.



                              By:      /s/ Thomas L. Anderson
                                       ------------------------
                                       Name: Thomas L. Anderson
                                       Title: President


                              ALPHARMA INC.



                              By:      /s/ Jeffrey E. Smith
                                       ------------------------
                                       Name: Jeffrey E. Smith
                                       Title: Vice President Finance and
                                                Chief Financial Officer

                                                                       EXHIBIT A

                                      NOTE


                                                       Wilmington, Massachusetts
                                                               February 19, 1999

up to $40,000,000

         FOR VALUE RECEIVED, the undersigned, ASCENT PEDIATRICS, INC., a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of ALPHARMA USPD INC., a Maryland corporation (the "Lender") in lawful money of the United States of America in immediately available funds, the amount of $40,000,000 or, if less, the aggregate unpaid amount of all Loans made to the undersigned under the "Loan Agreement" (as hereinafter defined). Schedule A attached hereto and incorporated herein by reference records (i) the date, amount and Type of each Loan hereunder, (ii) the date and amount of any interest payments due hereunder and (iii) the date and amount of any principal and interest payments made by the Company hereunder; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Company to make payments of principal and interest in accordance with the terms of this Note. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

         This Note is issued pursuant to that certain Loan Agreement dated as of February 16, 1999 by and between the Company, the Lender and Alpharma Inc., a Delaware corporation (including all annexes, exhibits and schedules thereto and as amended, modified, restated or supplemented from time to time (the "Loan Agreement")), and is entitled to the benefit and security of the Loan Agreement. Reference is hereby made to the Loan Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.

         1. Interest and Principal Payments. The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Loan Agreement.

         2. Default and Remedies. Subject to the requirements of Section 8.2 of the Loan Agreement, upon and after the occurrence of any Event of Default, this Note may, as provided in the Loan Agreement, be declared, and immediately shall become, due and payable.

         3. Conversion. A Holder has the right to convert this Note under the circumstances and at a Conversion Price as provided in the Loan Agreement. A Holder may exercise the conversion right by following the procedures set forth in the Loan Agreement.

         4. Subordination. This Note is subordinated in right of payment, in the manner and to the extent set forth in the Subordination Agreement dated as of February 16, 1999 among the

Company, the Lender and the Original Lenders named therein (the "Subordination Agreement"), to the prior payment in full of the Senior Indebtedness in accordance with the terms set forth in the Loan Agreement.

         5. Legends.

                   "THIS NOTE AND THE SECURITIES ISSUED UPON CONVERSION OF THIS
                  NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE AND THE SECURITIES ISSUED UPON CONVERSION OF THIS NOTE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  The foregoing legend may be removed after the second anniversary of the later of (a) the issue date of the Conversion Shares and (b) the last date upon which the Company or any Affiliate of the Company was the owner of such Security (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision).

                  "THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF FEBRUARY 16, 1999, AMONG ASCENT PEDIATRICS, INC., ALPHARMA USPD, INC. AND THE ORIGINAL LENDERS NAMED THEREIN, WHICH AGREEMENT IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY CONTAINED IN THIS INSTRUMENT, NO PAYMENT OF ANY NATURE ON ACCOUNT OF THE OBLIGATIONS HEREUNDER, WHETHER PRINCIPAL OR INTEREST, SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS OF SUCH AGREEMENT."

                  The foregoing legend may be removed upon termination of the Subordination Agreement.

                  "THIS INSTRUMENT HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, AS SUCH TERM IS DEFINED IN SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. FROM AND AFTER THE CLOSING DATE (AS DEFINED IN THE LOAN AGREEMENT DATED AS OF FEBRUARY 16, 1999 BY AND BETWEEN ASCENT PEDIATRICS, INC., ALPHARMA USPD INC. AND ALPHARMA, INC.) UPON INQUIRY MADE BY ANY HOLDER HEREOF, ADDRESSED TO ASCENT PEDIATRICS, INC. AT 187 BALLARDVALE STREET, SUITE B125, WILMINGTON, MASSACHUSETTS,
                  ATTENTION: ALAN R. FOX, ASCENT PEDIATRICS, INC. WILL PROVIDE A STATEMENT SETTING

                  FORTH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY WITH RESPECT TO THE INSTRUMENT HELD BY SUCH HOLDER."

         6. Registration Rights. The rights and obligations of the Company and the Lender with respect to Securities Act registration are set forth in the Registration Rights Agreement.

         7.  Additional Restrictions.

                  (a) None of this Note or the rights and obligations hereunder may be transferred by the Lender on or prior to the Option Expiration Date except in the event of a Change in Control. Following the Option Expiration Date or such Change in Control, this Note and the rights and obligations hereunder may be transferred or assigned by a Holder to an affiliate of such Holder, to another Holder, if any, or to any Person acquiring a Note having a principal amount equal to at least 25% of the aggregate principal amount of the Note or Notes then outstanding; provided, however, that the transferee provides written notice of such assignment to the Company stating its name and address and the principal amount of the Note with respect to which such rights are being assigned; and provided further, that the Company receives the written instrument provided in subparagraph (b) below. Any transferee to whom a transfer is made in accordance with the immediately preceding sentence shall be deemed a Holder of the Loan Agreement.

                  (b) Any transferee (other than a Holder) to whom rights hereunder are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under the Loan Agreement to the same extent as if such transferee were a party hereto, including without limitation the obligations imposed upon Holders pursuant to the Loan Agreement.

                  (c) A transferee to whom such rights are transferred pursuant to the Loan Agreement may not again transfer such rights to any other Person, other than as provided in the Loan Agreement.

         8. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO
CONTRACTS MADE AND PERFORMED IN THAT STATE.


                                                  ASCENT PEDIATRICS, INC.



                                                  By:
                                                    -------------------------
                                                  Title:
                                                    -------------------------

                                             SCHEDULE A TO THE NOTE OF
                                              ASCENT PEDIATRICS, INC.
                                              DATED FEBRUARY 19, 1999



                                                                                            Unpaid             Name of
                        Type                                       Payments                 Principal          Person
                         of             Interest                                            Balance            Making
     Date               Loan             Period       Principal                             of Note           Notation
     ----               ----             ------       ---------                             -------           --------
                                                      Interest
                                                      --------




                                                                       EXHIBIT B


                           FORM OF NOTICE OF BORROWING

         Reference is made to that certain Loan Agreement dated as February 16, 1999 by and among Ascent Pediatrics, Inc. (the "Company"), Alpharma USPD Inc. (the "Lender") and Alpharma Inc. (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Loan Agreement"). Capitalized terms used herein without definition are so used as defined in the Loan Agreement.

         The Company hereby gives irrevocable notice, pursuant to Section 2.3(a) of the Loan Agreement, that it requests a Loan under the Loan Agreement and in that connection sets forth below the terms on which such Loan is requested to be made:

(A)   Date of Borrowing
      (which is a Business Day)______________________________________________



(B)   Principal Amount of Loan(1)____________________________________________



(C)   Funds are requested to be disbursed to the Company's account with______

                                 Account No._________________________________



(D)   Project Information and Use of Proceeds:







--------

(1) Not less than $1,000,000 or a multiple of $500,000 in excess thereof.

         The Company shall indemnify the Lender against any loss, cost or expense including, without limitation, the cost of Lender funds on its credit facilities, incurred by the Lender as a result of the Loan requested in this Notice of Borrowing (other than any Notice of Borrowing delivered pursuant to Section 2.6 of the Loan Agreement) not being made if such Loan is not made by the Lender because the conditions precedent to such Loan as set forth in Section 4.1, 4.2 or 4.3 of the Loan Agreement were not satisfied or waived.

         IN WITNESS WHEREOF, the Company has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer as of the date first set above.


                                    ASCENT PEDIATRICS, INC.

                                    By: ---------------------------------------


                                    Title:-------------------------------------

                                                                       EXHIBIT C

                          OPINION OF HALE AND DORR LLP

1. Each of the Company and Merger Sub is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

2. The Company has the requisite corporate power and authority to execute, deliver and, subject to the approval of the stockholders of the Company of the Merger Agreement (including the exhibits thereto) and the transactions contemplated thereby, perform the Merger Agreement and the Transaction Agreements. The Merger Sub has the requisite corporate power and authority to execute, deliver and perform the Merger Agreement.

3. The Board of Directors of the Company has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and, subject to the approval of the stockholders of the Company of the Merger Agreement (including the exhibits thereto) and the transactions contemplated thereby, performance by the Company of the Merger Agreement and the Transaction Agreements. The Board of Directors of the Merger Sub has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance by the Merger Sub of the Merger Agreement.

4. The Company has duly executed and delivered the Merger Agreement and the Transaction Agreements. The Merger Sub has duly executed and delivered the Merger Agreement.

5. Subject to the approval of the stockholders of the Company of the Merger Agreement (including the exhibits thereto) and the transactions contemplated thereby, each of the Merger Agreement and the Transaction Agreements is a valid and binding obligation of the Company and is enforceable against the Company in accordance with its respective terms. The Merger Agreement is a valid and binding obligation of the Merger Sub and is enforceable against the Merger Sub in accordance with its terms.

6. The Note has been duly authorized, executed, issued and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

7. Subject to the approval of the stockholders of the Company of the Merger Agreement (including the exhibits thereto) and the transactions contemplated thereby, the execution and delivery by the Company of the Merger Agreement and the Transaction Agreements and the performance of its obligations thereunder will not (a) constitute a violation of the certificate of incorporation or bylaws of the Company, (b) constitute a material violation by the Company of any statutory law or governmental regulation covered by this Opinion, or (c) breach, or result in a default under any existing obligation of the Company under any of its Other Specified Agreements. The execution and delivery by the Merger Sub of the Merger Agreement and the performance of its obligations thereunder will not (a) constitute a violation of the certificate of incorporation or bylaws of the Merger Sub or (b) constitute a material violation by the Merger Sub of any statutory law or governmental regulation covered by this Opinion. The term Other Specified Agreements means those agreements set forth on Schedule A attached hereto.

8. Except as provided on the schedule of Governmental Filings attached hereto as Schedule B, to our knowledge and based in part upon the representations of Alpharma in the Master Agreement, neither the Company nor Merger Sub was required to obtain any consent, approval, authorization or order of, or make any filings or registrations with, any United States federal court or governmental agency in order to obtain the right to enter into or perform under the Merger Agreement or, in the case of the Company, any of the Transaction Agreements, or to take any of the actions taken by it on or prior to this date to consummate the transactions contemplated thereby, except for (i) such consents, authorizations, approvals, orders, registrations or filings as have been obtained or made prior to the date hereof, or as permitted to be made or obtained on or after the date hereof pursuant to the Merger Agreement, the Transaction Agreements and the exhibits and schedules thereto, respectively; and (ii) such consents, authorizations, approvals, orders, registrations or filings as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

9. Neither the Company nor Merger Sub is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.



                                       C-2